                                                                    Exhibit 99.1


                                 THERE ARE THREE WAYS TO VOTE YOUR PROXY
                                 Your Internet or telephone vote authorizes the Named Proxies to vote in the same manner as if you marked, signed and returned your proxy card.

JUNIPER NETWORKS, INC.           VOTE BY INTERNET - WWW.PROXYVOTE.COM
1194 N. MATHILDA AVENUE          Use the Internet to transmit your voting
SUNNYVALE, CA 94089              instructions and for electronic delivery of
                                 information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                 VOTE BY PHONE - 1-800-690-6903
                                 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                 VOTE BY MAIL
                                 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Juniper Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.





TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                  JNRNW1      KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JUNIPER NETWORKS, INC.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1. To approve the issuance of 1.404 shares of Juniper Networks common stock for each outstanding share of NetScreen common stock and each outstanding stock option to purchase NetScreen common stock as of the effective date of the merger in connection with and pursuant to the terms of the Agreement and Plan of Reorganization, dated as of February 9, 2004, among Juniper Networks, Inc., Nerus Acquisition Corp. and NetScreen Technologies, Inc.

                         FOR     AGAINST     ABSTAIN

                         [ ]       [ ]         [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSAL 1.

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy; all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark this box and indicate changes on
reverse side.                                           [  ]


--------------------------------------------   -----------

--------------------------------------------   -----------
Signature (PLEASE SIGN WITHIN BOX)             Date


--------------------------------------------   -----------

--------------------------------------------   -----------
Signature (Joint Owners)                       Date

                             JUNIPER NETWORKS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                             FRIDAY, APRIL 16, 2004
                             10:30 A.M. LOCAL TIME

                        THE HISTORIC DEL MONTE BUILDING
                            100 SOUTH MURPHY STREET
                                  THIRD FLOOR
                              SUNNYVALE, CA 94086

===============================================================================

JUNIPER NETWORKS, INC.

1194 N. MATHILDA AVENUE, SUNNYVALE, CA 94089                     PROXY
--------------------------------------------                     -----

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON APRIL 16, 2004.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Scott Kriens and Marcel Gani, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof.

Address Change:
               -------------------------------------

               -------------------------------------

               -------------------------------------
               If you noted an Address Change above,
               please check the corresponding box on
               the reverse side.